                                                                 EXHIBIT 10.9(b)



                              LEASE AND AGREEMENT

                                    between


                      GOLD BOND STAMP COMPANY OF GEORGIA
                                   as Lessor

                                      and

                   SOUTHERN STATES COOPERATIVE, INCORPORATED
                                   as Lessee


                           Dated as of July 15, 1977

                               TABLE OF CONTENTS

Paragraph                                                                                            Page
---------                                                                                            ----
     1       Lease of Premises; Title and Condition................................................    1
     2       Use...................................................................................    2
     3       Terms.................................................................................    2
     4       Rent..................................................................................    3
     5       Net Lease; Non-Terminability..........................................................    4
     6       Taxes and Assessments; Compliance with Law............................................    5
     7       Liens.................................................................................    6
     8       Indemnification.......................................................................    7
     9       Maintenance and Repair................................................................    7
    10       Alterations; Land Release.............................................................    8
    11       Condemnation and Casualty.............................................................   11
    12       Insurance.............................................................................   14
    13       Purchase Right........................................................................   16
    14       Procedure Upon Purchase...............................................................   17
    15       Assignment and Subletting.............................................................   18
    16       Permitted Contests....................................................................   19
    17       Conditional Limitations; Default Provisions...........................................   20
    18       Additional Rights of Lessor...........................................................   23
    19       Ground Lease..........................................................................   25
    20       Notices, Offers and Other Instruments.................................................   26
    21       Estoppel Certificates.................................................................   27
    22       No Merger.............................................................................   27
    23       Surrender.............................................................................   28
    24       Merger, Consolidation or Sale of Assets...............................................   28
    25       Termination of Options................................................................   29
    26       Termination of Agreement for Lease and Development....................................   29
    27       Commencement Agreement................................................................   29
    28       Separability; Binding Effect; Governing Law...........................................   30
    29       Schedules.............................................................................   31

             Schedule A - Description of the Premises, the Ground Lease
                Equipment and Fixtures of Lessor;
             Liens and Encumbrances
             Schedule B - Terms and Basic Rent Payments
             Schedule C - Purchase Prices
             Schedule D - Released Parcels

Location of Definitions
-----------------------

Agreement for Lease and Development - paragraph 26
Basic Rent - paragraph 4 and Schedule B.
Commencement Agreement - paragraph 27
Event of default - paragraph 17(a).
Extended Terms - paragraph 3 and Schedule B. Fair Market Value - paragraph 13. Ground Lease - paragraph l.
Ground Lessor - paragraph 19(c).
Impositions - paragraph 6
Improvements - paragraph l.
Interim Term - paragraph 3 and Schedule B.
Lease Year - Schedule B
Lessee - page l.
Lessor - page l.
Lessor's Cost - Schedule C.
Mortgage - paragraph 12(b).
Mortgagee - paragraph 12(b).
Net Proceeds - paragraph 11(a).
Payment Dates - paragraph 4 and Schedule B.
Permitted Encumbrances - paragraph 7.
Premises - paragraph l.
Primary Term - paragraph 3 and Schedule B.
Primary Term Commencement Date -Schedule B.
Project Costs - paragraph 13.
Released Parcel - paragraph 10(b)
Remaining Parcel - paragraph 10(b)
Termination Date - paragraph 11(b).
Trade Fixtures - paragraph 10(a).

          LEASE AND AGREEMENT, dated as of July 15, 1977, (this Lease), between GOLD BOND STAMP COMPANY OF GEORGIA, a New Jersey corporation (Lessor) having an address at 12755 State Highway 55, Minneapolis, Minnesota 55441, and SOUTHERN STATES COOPERATIVE, INCORPORATED, a Virginia corporation (herein, together with any corporation succeeding thereto by consolidation, merger or acquisition of its assets substantially as an entirety, called Lessee), having an address at Seventh and Main Streets, P. O. Box 1656, Richmond, Virginia 23213.

          1.   Lease of Premises; Title and Condition. In consideration of the
               --------------------------------------
rents and covenants herein stipulated to be paid and performed by Lessee and upon the terms and conditions herein specified, Lessor hereby subleases and leases to Lessee, and Lessee hereby sublets and lets from Lessor, the premises (the Premises) consisting of (i) Lessor's interests in the land described in
Part I of Schedule A pursuant to the ground lease described in Part II of Schedule A (the Ground Lease), together with all of Lessor's other interests under the Ground Lease, (ii) all buildings and other improvements and all equipment, fixtures and items of personal property attached to or used in the operation or maintenance of the improvements now or hereafter located on the land and owned by Lessor, specifically including, but not limited to, those items enumerated in Part III of Schedule A (the Improvements), and (iii) all easements, rights and appurtenances relating to the Premises. The Premises are leased to Lessee in their present condition without representation or warranty by Lessor and subject to the rights of parties in possession, to the existing state of title, to all applicable legal requirements now or hereafter in effect, and to all the terms and conditions of, and to the continuance of, the Ground Lease. Lessee has examined the Premises and title thereto and the Ground Lease and has found the same satisfactory. Lessor and Lessee acknowledge that the Improvements on the Premises have been designed and are being constructed in accordance with plans approved by Lessee, and that construction of the Improvements is being supervised by Lessee. Solely as between Lessor and Lessee, the taking of possession of the Premises by Lessee shall be conclusive evidence that the Premises are in good condition and that Lessee has accepted the Premises "as is." Lessor makes no warranties or representations, express or implied, as to the design, construction, condition, merchantability or quality of the Improvements or the materials, equipment, fixtures, appliances or workmanship in the Improvements, nor as to the fitness of the Improvements, materials, equipment, fixtures or appliances for any particular purpose, whether known or unknown to Lessor, it being agreed that, as between Lessor and Lessee, all such risks regarding the proper design, construction and condition of the Premises as of the date of taking of possession by Lessee are to be borne by Lessee.

          2.   Use. Lessee may occupy and use the Premises for any lawful
               ---
purpose, subject to the provisions of the Ground Lease.

          3.   Terms. The Premises are leased for an interim term (the Interim
               -----
Term), a primary term of thirty years (the Primary Term), and, at Lessee's option, for two consecutive additional terms of five years each (the Extended Terms), unless and until the term of this Lease shall expire or be terminated pursuant to any provisions hereof. The Interim Term, Primary Term and each Extended Term shall commence and expire on the dates set forth in Schedule B. Lessee may exercise its option to extend the term of this Lease for an Extended Term by giving notice thereof to Lessor not less than six months before the expiration of the then existing Term.

          4.   Rent. (a) Lessee shall pay to Lessor in lawful money of the
               ----
United States as fixed rent for the Premises, the amounts set forth in Schedule B (Basic Rent) on the dates set forth therein (Payment Dates), at Lessor's address as set forth above, or at such other address or to such other person as Lessor from time to time may designate.

          (b) All amounts which Lessee is required to pay pursuant to this Lease (other than Basic Rent, amounts payable upon purchase of the Premises and amounts payable as liquidated damages pursuant to paragraph 17), together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof, shall constitute additional rent. If Lessee shall fail to pay any additional rent, Lessor shall have the right to pay the same and shall have all rights, powers and remedies with respect thereto as are provided herein or by law in the case of non-payment of Basic Rent. Lessee shall pay to Lessor interest at the rate of 12% per annum on all overdue Basic Rent from due date thereof until paid, and on all overdue additional rent paid by Lessor on behalf of Lessee from the date of payment by Lessor until repaid by Lessee. Lessee shall also pay to Lessor any delinquent handling charge on the Mortgage (as hereinafter defined) paid by Lessor. Lessee shall perform all its obligations under this Lease at its sole cost and expense, and shall pay all Basic Rent and additional rent when due, without notice or demand.

          5.   Net Lease; Non-Terminability. (a) This Lease is a net lease, and,
               ----------------------------
except as otherwise expressly provided herein, any present or future law to the contrary notwithstanding, Lessee shall not be entitled to any abatement, reduction, set-off, counterclaim, defense or deduction with respect to any Basic Rent, additional rent or other sum payable hereunder, nor shall the obligations of Lessee hereunder be affected, by reason of: any damage to or destruction of the Premises; any taking of the Premises or any part thereof by condemnation or otherwise; any prohibition, limitation, restriction or prevention of Lessee's use, occupancy or enjoyment of the Premises, or any interference with such use, occupancy or enjoyment by any person; any eviction by paramount title or otherwise; any default by Lessor hereunder or under any other agreement; the termination of the Ground Lease; the impossibility or illegality of performance by Lessor, Lessee or both; any action of any governmental authority; or any other cause whether similar or dissimilar to the foregoing. The parties intend that the obligations of Lessee hereunder shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Lease.

          (b) Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Lessor or any assignee of Lessor or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court. Except as otherwise expressly provided herein, Lessee waives all rights to terminate or surrender this Lease, or to any abatement or deferment of Basic Rent, additional rent or other sums payable hereunder.

          6.   Taxes and Assessments; Compliance with Law. (a) Lessee shall pay:
               ------------------------------------------
(1) all taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the term hereof, imposed or levied upon or assessed against (A) the Premises, (B) any Basic Rent, additional rent or other sum payable hereunder or (C) this Lease or the leasehold estate hereby created or which arise in respect of the operation, possession or use of the Premises; (ii) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any Basic Rent, additional rent or other sum payable hereunder; (iii) all sales, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Premises; and (iv) all charges for utilities serving the Premises (all of which are collectively referred to as "impositions"). In no event, however, shall Lessee be required to pay any franchise, estate, inheritance, transfer, income or similar tax of Lessor (other than any tax referred to in clause (ii) above). Lessee will furnish to Lessor, promptly after demand therefor, proof of payment of all impositions which are payable by Lessee. If any such assessment may legally be paid in installments, Lessee may pay such assessment in installments. If, however, by law, any imposition is or may be payable in installments, Lessee may pay the same (with any accrued interest on the unpaid balance of such imposition) in installments as the same become due and before any interest or additional charge may be added thereto for the non-payment of any such installment; and provided, further, that any imposition payable with respect to a fiscal tax period during which the term of this Lease shall expire or terminate, otherwise than (i) because of the fault of Lessee or
(ii) if Lessee purchases the Property pursuant to paragraph 11 or 13, shall be adjusted between Lessor and Lessee as of the expiration or termination of the term of this Lease, so that Lessee shall pay only an amount which bears the same relation to the total imposition as the part of such fiscal tax period included within the term of this Lease bears to the entire fiscal tax period. With respect to any assessment which by law is or may be payable in installments, Lessee shall pay only those installments which become due during the term of this Lease.

          (b)  Lessee shall comply with and cause the Premises to comply with
(i) all legal requirements applicable to the Premises or the use thereof and
(ii) all contracts (including insurance policies), agreements and restrictions applicable to the Premises or the ownership, occupancy or use thereof, including but not limited to all such legal requirements, contracts, agreements and restrictions which require structural, unforeseen or extraordinary changes to the Improvements.

          7. Liens. Lessee will promptly remove and discharge any charge, lien,
             -----
security interest or encumbrance upon the Premises or any Basic Rent, additional rent or other sum payable hereunder which arises for any reason, including all liens which arise out of the use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished or claimed to have been furnished to Lessee or for the Premises, but not including the liens and encumbrances set forth in Part IV of Schedule A, the Mortgage, Permitted Encumbrances (as defined in the Mortgage), and any mortgage, charge, lien, security interest or encumbrance created by Lessor or Ground Lessor, as hereinafter defined, without the consent of Lessee.

          8.   Indemnification. Lessee shall defend all actions against Lessor
               ---------------
with respect to, and shall pay, protect, indemnify and save harmless Lessor from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on the Premises, or connected with the use, condition or occupancy of any thereof, (ii) violation of this Lease, (iii) any act or omission of Lessee or its agents, contractors, licensees, sublessees or invitees, and (iv) any contest referred to in paragraph 16.

          9.   Maintenance and Repair. Lessee will maintain at its expense the
               ----------------------
Premises in good repair and condition, except for ordinary wear and tear, and will make with reasonable promptness all structural and non-structural, foreseen and unforeseen and ordinary and extraordinary changes and repairs which may be required to keep the Premises in good repair and condition. Lessor shall not be required to maintain, repair or rebuild the Improvements or to maintain the Premises, and Lessee waives the right to make repairs at the expense of Lessor pursuant to any law at any time in effect.


          10.  Alterations; Land Release. (a) Lessee may, at its expense, make
               -------------------------
additions to and alterations of the Improvements, construct additional Improvements and make substitutions and replacements for the Improvements, provided that (i) the market value of the Premises shall not be materially lessened thereby, (ii) such work shall be expeditiously completed in a good and workmanlike manner and in compliance with all applicable legal requirements and the requirements of all insurance policies required to be maintained by Lessee hereunder, and (iii) no Improvements shall be demolished unless Lessee shall have first furnished Lessor with such surety bonds or other security acceptable to Lessor as shall be necessary to assure rebuilding of such Improvements. All such additions, alterations, additional Improvements, substitutions and replacements shall be and remain part of the realty and the property of Lessor and shall be subject to this Lease. Lessee may place upon the Premises any furniture, furnishings, inventory, trade fixtures, machinery, computers or equipment belonging to Lessee or third parties (collectively, Trade Fixtures) and may remove the same at any time during the term of this Lease. Lessee shall repair any damage to the Premises caused by such removal. Lessor agrees to execute a waiver on the form reasonably specified by the owner of such Trade Fixtures which relinquishes any rights Lessor may now or hereafter have, by nature of this Lease, to such Trade Fixtures.

          (b) Provided no event of default has occurred or is occurring under this Lease, Lessee shall have the right at any time during the Primary Term, on sixty (60) days prior written notice, to have released from this Lease and the Ground Lease a portion of the Premises substantially similar (but in no event greater on a square foot basis) to Area #1 or Area #2 as shown on the plat of the Premises attached hereto as Schedule D together with non-exclusive easement for parking and access (the "Released Parcel") under the following terms and conditions:

          (i) The improvements to be constructed on the Released Parcel shall be harmonious and consistent in use with the Improvements.

          (ii) If adequate parking is not available on the Released Parcel for the improvements constructed thereon, Lessee shall construct parking (including, if necessary, deck parking) in order to provide on the Released Parcel and the Remaining Parcel (as hereinafter defined) the number of parking spaces required by the County of Henrico to serve both the Improvements and all improvements constructed on the Released Parcel.

          (iii) If necessary, Lessor and Lessee will both execute a non-exclusive cross-easement agreement to insure adequate access and parking for the Released Parcel and the Remaining Parcel.

          (iv) Notice of release shall be accompanied by a survey of the Premises indicating by metes and bounds the location of the Released Parcel including any non- exclusive cross-easement.

          (v) The remaining portion of the Premises subject to this Lease (the "Remaining Parcel") shall (A) be capable of being operating as a totally separate physical unit without additional cost to Lessor, (B) include the original Improvements and existing parking areas, (c) be no more than one parcel of land, (D) have access to public streets and easements of maintenance, and (E) not be in violation of any applicable covenant, law, ordinance or statute.

          (vi) Lessor and Lessee shall execute and deliver a supplement to this Lease in recordable form reflecting the release from this Lease of the Released Parcel.

          (vii) Lessor shall cooperate with Lessee in obtaining a release of the Released Parcel from the Mortgage pursuant to the provisions thereof, and shall execute and deliver a supplement to any assignment of this Lease in favor of the Mortgagee (as hereinafter defined) reflecting the release.

          (viii) Lessee shall bear all costs and expenses incurred in obtaining the release of the Released Parcel from this Lease, the Ground Lease, the Mortgage and any assignment.

          (ix) There shall be no decrease in the Basic Rent payable hereunder except to the extent there is a reduction in the Basic Rent payable under the Ground Lease, in which case the Basic Rent payable herein shall be reduced by the amount of any reduction in the Basic Rent payable under the Ground Lease.

          11.    Condemnation and Casualty. (a) Lessee hereby irrevocably
                 -------------------------
assigns to Lessor any award, compensation or insurance payment to which Lessee may become entitled by reason of its interest in the Premises (i) if the Premises are damaged or destroyed by fire or other casualty or (ii) if the use, occupancy or title of the Premises or any part thereof is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding or other action by any person having the power of eminent domain. Lessee is hereby authorized and empowered in the name and on behalf of Lessor to appear in any such proceeding or action, to negotiate, prosecute and adjust any claim for any award, compensation or insurance payment on account of any such damage, destruction, taking, requisition or sale, and to collect any such award, compensation or insurance payment. Lessor shall be entitled to participate in any such proceeding, action, negotiation, prosecution or adjustment. All amounts paid in connection with any such damage, destruction, taking, requisition or sale shall be applied pursuant to this paragraph 11, and all such amounts (minus the expense of collecting such amounts) are herein called the Net Proceeds. Lessee shall take all appropriate action in connection with each such proceeding, action, negotiation, prosecution and adjustment and shall pay all expenses thereof, including the cost of Lessor's participation therein.

          (b)  If an occurrence of the character referred to in clause (i) or
(ii) of paragraph 11(a) shall affect all or a substantial portion of the Premises and shall render the Premises unsuitable for restoration for continued use and occupancy in Lessee's business, in Lessee's sole discretion, then Lessee shall, not later than 90 days after such occurrence, deliver to Lessor (A) notice of its intention to terminate this Lease on the next Payment Date (the Termination Date) which occurs not less than 90 days after the delivery of such notice and (B) a certificate of Lessee describing the event giving rise to such termination and stating that its board of directors has determined that such event has rendered the Premises unsuitable for restoration for continued use and occupancy in Lessee's business. If the Termination Date occurs during the Interim Term or the Primary Term, such notice shall be accompanied by an irrevocable offer by Lessee to purchase Lessor's interest in any remaining portion of the Premises and the Net Proceeds, if any, payable in connection with such occurrence (or the right to receive the same when made, if payment thereof has not yet been made) on the Termination Date, at a price determined in accordance with Schedule C. If either (l) Lessor shall reject such offer by notice given to Lessee not later than the 20th day prior to the Termination Date or (2) the Termination Date occurs during an Extended Term, this Lease shall terminate on the Termination Date except with respect to obligations and liabilities of Lessee hereunder, actual or contingent, which have arisen on or prior to the Termination Date, upon payment by Lessee of all Basic Rent, additional rent and other sums then due and payable hereunder to and including the Termination Date, and the Net Proceeds shall belong to Lessor. Unless Lessor shall have rejected such offer in accordance with this paragraph, Lessor shall be conclusively presumed to have accepted such offer, and, on the Termination Date, shall convey Lessor's interest in the remaining portion of the Premises, if any, to Lessee or its designee and shall assign to Lessee or its designee all Lessor's interest in the Net Proceeds, pursuant to and upon compliance with paragraph 14.

          (c)  If, after an occurrence of the character referred to in clause
(i) or (ii) of paragraph 11(a), Lessee does not give notice of its intention to terminate this Lease, then this Lease shall continue in full effect, and Lessee shall repair any damage to the Premises caused by such event in conformity with the requirements of paragraph 10 so as to restore the Premises (as nearly as practicable) to the condition and market value thereof immediately prior to such occurrence. Lessee shall be entitled to receive the Net Proceeds payable in connection with such occurrence, but only against certificates of Lessee delivered to Lessor from time to time as such work of repair progresses, each such certificate describing the work of repair for which Lessee is requesting payment and the cost incurred by Lessee in connection therewith and stating that Lessee has not theretofore received payment for such work. Any Net Proceeds remaining after final payment has been made for such work shall be retained by Lessor. In the event of any temporary requisition, this Lease shall remain in full effect for the term of this Lease then in effect and Lessee shall be entitled to the Net Proceeds payable by reason thereof and allocable to such term; and the balance of the Net Proceeds payable by reason thereof shall be paid to Lessor. If the cost of any repairs required to be made by Lessee pursuant to this paragraph 11(c) shall exceed the amount of such Net Proceeds, the deficiency shall be paid by Lessee.

          12.    Insurance.  (a) Lessee will maintain insurance on the
                 ---------
Premises of the following character:

          (i) Insurance against loss by fire, lightning and other risks from time to time included under "extended coverage" policies, in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer of any loss but in any event in amounts not less than 90% of the actual replacement value of the Improvements exclusive of foundations and excavations; such insurance to include a replacement cost endorsement, and a $50,000 deductible clause, provided Lessee in such event pays up to $50,000 to be applied and treated as Net Proceeds.

          (ii) General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and adjoining streets and sidewalks, in the minimum amounts of $1,000,000 for any one accident, and $100,000 for property damage, or in such other amounts as from time to time are commonly obtained in the case of commercial property located in the Richmond area similar to the Premises, when occupied by a Lessee having a net worth at the time such determination is being made comparable to the net worth of Lessee and its affiliates.

          (iii) Workmen's compensation insurance to the extent required by the law of the state in which the Premises are located and to the extent necessary to protect Lessor and the Premises against workmen's compensation claims.

Such insurance shall be written by companies with a financial rating of A+ or better by Alfred M. Best's Key Rating Guide, or if the same shall be discontinued, by companies of approximate net worth and recognized financial standing to those rated A+ or better. The insurance required by clauses (i) and
(ii) above shall name as insured parties Lessor and Lessee as their interests may appear.

          (b) Every such policy (other than any general public liability or workmen's compensation policy) shall bear a first mortgagee endorsement in favor of the mortgagee or beneficiary (the Mortgagee) under any mortgage or deed of trust creating a first lien on Lessor's interest in the Premises (the Mortgage); and any loss under any such policy shall be payable to the Mortgagee to be held and applied pursuant to paragraph 11. Every policy referred to in paragraph 12(a) shall provide that it will not be cancelled except after 10 day's written notice to Lessor and the Mortgagee and that it shall not be invalidated by any act or neglect of Lessor or Lessee, nor by occupancy of the Premises for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Premises, nor by change in title to the Premises, nor by waiver of subrogation rights by insured.

          (c) Lessee shall deliver to Lessor and the Mortgagee original or duplicate policies or certificates of insurers, satisfactory to the Mortgagee, evidencing the existence of all insurance which is required to be maintained by Lessee hereunder, such delivery to be made (i) promptly after the execution and delivery hereof and (ii) within at least 30 days prior to the expiration of any such insurance. Promptly after payment of premiums for all insurance policies required to be maintained pursuant to paragraph 12(a), Lessee will send to Lessor and the Mortgagee evidence of such payment. Any insurance required hereunder may be provided under blanket policies.

          13.    Purchase Right.  Lessee shall have the option to purchase
                 --------------
Lessor's interest in the Premises on the last day of the fifteenth, twentieth, and twenty-fifth Lease Year, as such term is defined in Schedule B, and on the last day of the Primary Term or any Extended Term then in effect, upon 90 days' prior notice to Lessor, at a price equal to the greater of (i) Project Costs, as defined in Paragraph 1.20 of the Agreement for Lease and Development, or (ii) the fair market value ("Fair Market Value") of Lessor's interest in the Premises (considered as encumbered by this Lease) as of the date of purchase based upon the present value of both the remaining rental payments due under this Lease and the residual value of the Premises using the then current rate of capitalization, such value to be as determined by Lessor and Lessee, or, if Lessor and Lessee fail to agree, as determined by appraisers selected in the following manner: Lessor and Lessee shall each appoint an appraiser, and the Fair Market Value shall be as determined by the two appraisers so appointed. If the two appraisers so appointed are unable to agree upon Fair Market Value, fair market value shall be determined by a third appraiser selected by the two appraisers appointed by the parties hereto. All appraisers shall be members in good standing of the American Institute of Real Estate Appraisers or any organization succeeding thereto. Lessor and Lessee shall share the costs of such appraisals equally. If Lessee shall have paid a portion of the Project Costs pursuant to Paragraph 4.4 of the Agreement for Lease and Development, the Fair Market Value of the Premises as above determined shall be reduced by an amount which bears the same ratio to the amount of the Project Costs paid for by Lessee pursuant to Paragraph 4.4 of the Agreement of Lease and Development as the Fair Market Value of the Premises as above determined bears to the total Project Costs. The Fair Market Value of the Premises shall also be reduced by the aggregate of all capital expenditures (other than Project Costs) made by Lessee with respect to the Premises, including but not limited to expenditures for drainage on the non-exclusive easement as shown on a plat entitled "Easement For Surface Drainage Across Richmond Equivest, Inc. Property, From North Line Southern States Cooperative, Inc. Property to South Line of 1-64", as more particularly described on Schedule A Part I. On such date of purchase, Lessor shall convey its interest in the Premises to Lessee or its designee pursuant to and in compliance with paragraph 14 hereof.

          Notwithstanding the foregoing option in Lessee to purchase Lessor's interest in the Premises, Lessor and Lessee agree that, in order for Lessee to exercise such right, Lessee must either (x) pay off the outstanding indebtedness of the Mortgage, including accrued interest and any prepayment penalty, or (y) take title subject to the Mortgage and expressly assume all of the terms, covenants and conditions of the Mortgage and expressly agree to become personally liable on the promissory note or other evidence of indebtedness.

          14.    Procedure Upon Purchase.  (a)  If Lessee shall purchase
                 -----------------------
Lessor's interest in the Premises pursuant to this Lease, Lessor shall convey title thereto as it existed on the date of the commencement of the term hereof, and Lessee or its designee shall accept such title, subject, however, to (i) all charges, liens, security interests and encumbrances attaching thereto on or after such date which shall not have been created or suffered by Lessor or which shall be consented to by Lessee and (ii) all applicable laws, regulations, ordinances and Permitted Encumbrances, but free of charges, liens, security interests and encumbrances resulting from acts of Lessor taken without the consent of Lessee, and the Mortgage, except that in regard to a purchase pursuant to paragraph 13, the purchase price shall be reduced by (i) the amount of principal and interest, if any, paid by Lessee if Lessee discharges the Mortgage pursuant to paragraph 13, or by (ii) the outstanding principal and interest secured by the Mortgage as of the date of purchase if Lessee assumes the indebtedness secured by the Mortgage pursuant to paragraph 13.

          (b) Upon the date fixed for any purchase of Lessor's interest in the Premises hereunder, Lessee shall pay to Lessor the purchase price therefor specified herein together with all Basic Rent, additional rent and other sums then due and payable hereunder to and including such date of purchase, and Lessor shall deliver to Lessee a proper deed of conveyance with Special Warranty of Title of Lessor's interest in the Premises then being sold to Lessee and any other instruments necessary to convey the title thereto described in paragraph 14(a) and to assign any other property then required to be assigned by Lessor pursuant hereto. Lessee shall pay all charges incident to such conveyance and assignment, including counsel fees, escrow fees, recording fees, title insurance premiums and all applicable taxes (other than any income or franchise taxes of Lessor) which may be imposed by reason of such conveyance and assignment and the delivery of said conveyance and other instruments. Upon the completion of any such purchase of Lessor's entire interest in the Premises but not prior thereto, this Lease shall terminate, except with respect to obligations and liabilities of Lessee hereunder, actual or contingent, which have arisen prior to such date of purchase.

          15.    Assignment and Subletting. Lessee may sublet all or any portion
                 -------------------------
of the Premises or assign its interest hereunder. No such assignment or sublease shall modify or limit any right or power of Lessor hereunder or affect or reduce any obligation of Lessee hereunder, and all such obligations shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no assignment or subletting had been made. Neither this Lease nor the term hereby demised shall be mortgaged by Lessee, nor shall Lessee mortgage or pledge its interest in any sublease of the Premises or the rentals payable thereunder. Any such mortgage or pledge, and any sublease or assignment made otherwise than as permitted by this paragraph l5, shall be void. Lessee shall, within 10 days after the execution of any assignment, deliver a conformed copy thereof to Lessor.

          16.    Permitted Contests. Lessee shall not be required, nor shall
                 ------------------
Lessor have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent, charge, lien or encumbrance, or to comply with any legal requirement applicable to the Premises or the use thereof, so long as Lessee shall contest the existence, amount or validity thereof by appropriate proceedings which shall prevent the collection of or other realization upon the tax, assessment, levy, fee, rent, charge, lien or encumbrance so contested, and the sale, forfeiture or loss of the Premises or any Basic Rent or any additional rent, to satisfy the same, and which shall not affect the payment of any Basic Rent or any additional rent, and provided that such contest shall not subject Lessor to the risk of any material civil liability or any criminal liability. Lessee shall give such reasonable security as may be demanded by Lessor or the Mortgagee to insure payment of such tax, assessment, levy, fee, rent, charge, lien or encumbrance and to prevent any sale or forfeiture of the Premises by reason of such non-payment.

          17.    Conditional Limitations; Default Provisions. (a) Any of the
                 -------------------------------------------
following occurrences or acts shall constitute an event of default under this Lease; (i) if Lessee shall (l) fail to pay any Basic Rent, additional rent or other sum required to be paid by Lessee hereunder and such failure shall continue for 10 days after notice to Lessee of such failure or (2) fail to observe or perform any other provision hereof and such failure shall continue for 30 days after notice to Lessee of such failure (provided, that in the case of any such default which cannot be cured by the payment of money and cannot with diligence be cured within such 30-day period, if Lessee shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, the time within which such default may be cured shall be extended for such period as is necessary to complete the curing thereof with diligence); or
(ii) if Lessee shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Lessee shall consent to or acquiesce in the filing thereof or such petition or answer shall not be discharged or denied within 90 days after the filing thereof; or (iii) if a receiver, trustee or liquidator of Lessee or of all or substantially all of the assets of Lessee or of the Premises or Lessee's estate therein shall be appointed in any proceeding brought by Lessee, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Lessee and shall not be discharged within 90 days after such appointment, or if Lessee shall consent to or acquiesce in such appointment; or (iv) if the Premises shall have been left unoccupied and unattended for a period of 30 days.

          (b) If an event of default shall have happened and be continuing, Lessor shall have the right to give Lessee notice of Lessor's intention to terminate the term of this Lease on a date not less than 5 days after the date of such notice. Upon the giving of such notice, the term of this Lease and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the term of this Lease, and all rights of Lessee hereunder shall expire and terminate, but Lessee shall remain liable as hereinafter provided.

          (c) If an event of default shall have happened and be continuing, Lessor shall have the immediate right, whether or not the term of this Lease shall have been terminated pursuant to paragraph 17(b), to re-enter and repossess the Premises by summary proceedings, ejectment or in any manner Lessor determines to be necessary or desirable and the right to remove all persons and property therefrom. Lessor shall be under no liability by reason of any such re-entry, repossession or removal. No such re-entry or repossession of the Premises shall be construed as an election by Lessor to terminate the term of this Lease unless a notice of such intention is given to Lessee pursuant to paragraph 17(b), or unless such termination is decreed by a court of competent jurisdiction.

          (d) At any time or from time to time after the re-entry or repossession of the Premises pursuant to paragraph 17(c), whether or not the term of this Lease shall have been terminated pursuant to paragraph 17(b), Lessor may (but shall be under no obligation to) relet the Premises for the account of Lessee, in the name of Lessee or Lessor or otherwise, without notice to Lessee, for such term or terms and on such conditions and for such uses as Lessor, in its absolute discretion, may determine, subject to the provisions of the Ground Lease. Lessor may collect and receive any rents payable by reason of such reletting. Lessor shall not be liable for any failure to relet the Premises or for any failure to collect any rent due upon any such reletting.

          (e) No expiration or termination of the term of this Lease pursuant to paragraph 17(b), by operation of law or otherwise, and no re-entry or repossession of the Premises pursuant to paragraph 17(c) or otherwise, and no reletting of the Premises pursuant to paragraph 17(d) or otherwise, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry, repossession or reletting.

          (f) In the event of any expiration or termination of the term of this Lease or re-entry or repossession of the Premises by reason of the occurrence of an event of default, Lessee will pay to Lessor all Basic Rent, additional rent and other sums required to be paid by Lessee to and including the date of such expiration, termination, re-entry or repossession; and, thereafter, Lessee shall, until the end of what would have been the term of this Lease in the absence of such expiration, termination, re-entry or repossession, and whether or not the Premises shall have been relet, be liable to Lessor for, and shall pay to Lessor, as liquidated and agreed current damages: (i) all Basic Rent, additional rent and other sums which would be payable under this Lease by Lessee in the absence of such expiration, termination, re-entry or repossession, less
(ii) the net proceeds, if any, of any reletting effected for the account of Lessee pursuant to paragraph 17(d), after deducting from such proceeds all Lessor's expenses in connection with such reletting (including all repossession costs, brokerage commissions, property management fees, reasonable attorneys' fees and expenses, employees' expenses, alteration costs and expenses of preparation for such reletting). Lessee will pay such current damages on the days on which Basic Rent would be payable under this Lease in the absence of such expiration, termination, re-entry or repossession, and Lessor shall be entitled to recover the same from Lessee on each such day.

          (g) The words "re-enter" or "re-entry" as used in this paragraph 17 are not restricted to their technical meaning.

          18.  Additional Rights of Lessor. (a) No right or remedy hereunder
               ---------------------------
shall be exclusive or any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by Lessor of any Basic Rent, additional rent or other sum payable hereunder with knowledge of the breach of any provision hereof shall not constitute waiver of such breach, and no waiver by Lessor of any provision hereof shall be deemed to have been made unless in writing. Lessor shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any provision hereof, or to a decree compelling performance of any provision hereof, or to any other remedy allowed to Lessor by law.

          (b) Lessee hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have to redeem the Premises or to have a continuance of this Lease after termination of Lessee's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of the term of this Lease as herein provided, and (ii) the benefits of any law which exempts property from liability for debt or for distress for rent.

          (c) If Lessee shall be in default in the performance of any of its obligations hereunder, Lessee shall pay to Lessor, on demand, all expenses incurred by Lessor as a result thereof, including reasonable attorneys' fees and expenses. If Lessor shall be made a party to any litigation commenced against Lessee and Lessee, at its expense, shall fail to provide Lessor with counsel approved by Lessor, Lessee shall pay all costs and reasonable attorneys' fees and expenses incurred by Lessor in connection with such litigation.

          19.  Ground Lease.  (a) Lessee will duly and punctually observe and
               ------------
perform, at its expense, all covenants, terms and conditions imposed by the Ground Lease upon the lessee thereunder (excluding the payment of Basic Rent), to the end that, during the term of this Lease,

Lessor shall have no responsibility for compliance with the provisions of the Ground Lease and shall be exonerated from all liability thereunder.

          (b) If any event shall occur which, pursuant to the terms of the Ground Lease, with or without the passage of time, shall enable the lessee under the Ground Lease to terminate the same, Lessee shall notify Lessor thereof within 5 days after Lessee shall have become aware of the occurrence thereof. Notwithstanding any such right of termination, Lessee shall take no action so to terminate the Ground Lease and shall take such action, if any, as shall be necessary to maintain the estate of Lessor in the Premises, except as provided in Paragraphs 13 and 14 of the Ground Lease.

          (c) If any event shall occur which, pursuant to the terms of the Ground Lease, with or without the passage of time, shall enable the lessor thereunder (the Ground Lease) to terminate the same or to impair or restrict the rights of the lessee thereunder, Lessee shall notify Lessor within 5 days after Lessee shall have become aware of the occurrence thereof and shall take such action, if any, as shall be necessary to maintain the rights of Lessor in the Premises and to enable the full enjoyment of such rights as they existed prior to such impairment or restriction, except as provided in Paragraphs 13 and 14 of the Ground Lease.

          (d) If (i) the Ground Lease shall terminate for any reason other than as specifically provided for in Paragraphs 13 and 14 thereof, or (ii) the Ground Lease shall have been rejected or disaffirmed by the lessee thereunder or any trustee or receiver thereof pursuant to bankruptcy or insolvency law or other law affecting creditors' rights and if the Mortgagee (or its designee) shall not have entered into a new lease or acquired the interest of the lessee thereunder pursuant to Paragraph 24 thereof, then Lessee shall attorn to the Ground Lessor. Upon Ground Lessor's acceptance thereof, Ground Lessor and Lessee shall continue this Lease in full force and effect as a direct lease from Ground Lessor to Lessee on the same terms and conditions of this Lease, including without limitation, the obligation to pay Basic Rent, additional rent and all other sums [including without limitation, sums payable pursuant to paragraph 19(a) payable under this Lease for the period after the termination, rejection or disaffirmance of the Ground Lease], and all of the terms and conditions of this Lease shall be binding upon Ground Lessor and Lessee to the same extent as if Ground Lessor and Lessee had been the original lessor and lessee, respectively, under this Lease.

          20.  Notices, Offers and Other Instruments.  All notices, offers,
               -------------------------------------
consents and other instruments given pursuant to this Lease shall be in writing and shall be validly given when mailed by prepaid registered or certified mail,
(a) if to Lessor, addressed to Lessor at its address set forth above, and (b) if to Lessee, addressed to Lessee at its address set forth above. Lessor and Lessee each may from time to time specify any address in the United States as its address for purposes of this Lease by giving 15 days' written notice to the other party.

          21.  Estoppel Certificates.  Lessee will, from time to time, promptly
               ---------------------
upon request by Lessor but not more often than once each six (6) months, execute, acknowledge and deliver to Lessor a certificate of Lessee stating:

          (i) that this Lease is unmodified and in full effect (or if there have been modifications, that this Lease is in full effect as modified, and stating the modifications),

          (ii) the dates, if any, to which the Basic Rent, additional rent and other sums payable under this Lease have been paid and the amount of the Basic Rent currently payable thereunder, and

          (iii) that no notice has been received by Lessee of default under this Lease which has not been cured or, if any default for which notice has been received has not been cured, specifying the nature and period of existence thereof and what action Lessee is taking or proposes to take with respect thereto.

Any such certificate may be relied upon by any prospective mortgagee or purchaser of the Premises.

          22.   No Merger.  There shall be no merger of this Lease or of the
                ---------
leasehold estate hereby created with either the Ground Lease or the leasehold estate thereby created or the fee estate in the Premises by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as either or both (a) the Ground Lease or the leasehold estate thereby created or any interest in the Ground Lease or such leasehold estate or
(b) the fee estate in the Premises or any interest in such fee estate.

          23.   Surrender.  Upon the expiration or termination of the term of
                ---------
this Lease, Lessee shall surrender the Premises to Lessor in the condition in which the Premises were originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required hereby and except for ordinary wear and tear and in the case of termination pursuant to paragraph 11, except for the condemned portion of the Premises or the damage giving rise to such termination. Lessee shall remove from the Premises on or prior to such expiration or termination all property situated thereon which is not owned by Lessor, and shall repair any damage caused by such removal. Property not so removed shall become the property of Lessor, and Lessor may cause such property to be removed from the Premises and disposed of, but the cost of any such removal and disposition and of repairing any damage caused by such removal shall be borne by Lessee.

          24.   Merger, Consolidation or Sale of Assets.  It shall be a
                ---------------------------------------
condition precedent to the merger of Lessee into another corporation, to the consolidation of Lessee with one or more other corporations and to the sale or other disposition of all or substantially all the assets of Lessee to one or more other entities that the surviving entity or transferee of assets, as the case may be, shall deliver to Lessor and to the Mortgagee an acknowledged instrument in recordable form assuming all obligations, covenants and responsibilities of Lessee hereunder and under any instrument executed by Lessee consenting to the assignment of Lessor's interest in this Lease to the Mortgagee as security for indebtedness. Lessee covenants that it will not merge or consolidate or sell or otherwise dispose of all or substantially all of its assets unless such an instrument shall have been so delivered.

          25.   Termination of Options.  Anything herein to the contrary
                ----------------------
notwithstanding, each option to purchase contained in this Lease shall terminate on the earlier of the following dates: (i) the specific date of termination referred to in each option; or (ii) that date which is 21 years after the death of the last survivor of the descendants of Franklin D. Roosevelt, former president of the United States of America, who was alive on the date of this Lease.

          26.   Termination of Agreement for Lease and Development.  If the
                --------------------------------------------------
Agreement for Lease and Development of even date herewith between Lessor and Lessee (the Agreement of Lease and Development) is terminated pursuant to Paragraph 6.7 thereof during the Interim Term, then this Lease shall automatically cease and terminate as of the date of termination of the Agreement for Lease and Development, and shall be of no further force and effect between Lessor and Lessee.

          27.   Commencement Agreement.  Upon the occurrence of the Primary
                ----------------------
Term Commencement Date, Lessor and Lessee shall enter into a written Commencement Agreement forth:

          (a)   The Primary Term Commencement Date.

          (b)   The Basic Rent payable during:

                (i)   the first Lease year

                (ii)  the second through and including the fifteenth Lease Year;

                (iii) the sixteenth Lease Year through the end of the Primary
                      Term; and

                (iv)  the Extended Terms.

          (c) The amount of Project Costs, and the amount, if any, paid by Lessee for Project Costs pursuant to Paragraph 4.4 of the Agreement for Lease and Development.

Notwithstanding the refusal or failure of either or both parties hereto to execute the Commencement Agreement, the Primary Term of this Lease at the Basic Rent herein provided shall nonetheless commence.

          28.   Separability; Binding Effect; Governing Law.  Each provision
                -------------------------------------------
hereof shall be separate and independent and the breach of any such provision by Lessor shall not discharge or relieve Lessee from its obligations to perform each and every covenant to be performed by Lessee hereunder. If any provision hereof or the application thereof to any person or circumstance shall to all extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforceable to the extent permitted by law. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of Lessor and Lessee to the same extent as if each such successor and assign were named as a party hereto. This Lease may not be changed, modified or discharged except by a writing signed by Lessor and Lessee. This Lease shall be governed by and interpreted under the laws of the Commonwealth of Virginia.

          29.   Schedules.  The following are Schedules A, B and C referred to
                ---------
it this Lease, which Schedules are hereby incorporated by reference herein.

                                  SCHEDULE A

                     Part 1 - Description of the Premises

ALL that certain lot, piece or parcel of land, with improvements thereon and appurtenances thereunto pertaining, lying and being In Brookland District, Henrico County, Virginia, containing 11.80 acres, more or less, outlined in red, on "Map of 11.80 Acres of Land in Brookfield, In Brookland District, Henrico County, Virginia" dated September 22, 1976, revised January 12, 1977, February 8, 1977, and February 14, 1977, made by LaPrade Brothers, Civil Engineers and Surveyors, Richmond, Virginia, a copy of which said plat was recorded on February 15, 1977 in the Clerk's Office of the Circuit Court for the County of Henrico, Virginia in Deed Book 1714, page 684.

TOGETHER with a non-exclusive easement of ingress and egress for vehicular and pedestrian traffic over the private road as it meanders east from Broad Street through the "Brookfield Development" to the west line of the above described property, said non-exclusive easement for ingress and egress for vehicular and pedestrian traffic is outlined in red on "Map of Private Road In Brookfield From Broad Street Road to Southern States Cooperative, Incorporated, Property in Brookland District, Henrico County, Virginia" dated February 11, 1977, made by LaPrade Brothers, Civil Engineers and Surveyors, Richmond, Virginia, a copy of which plat was recorded on February 15, 1977 in the aforesaid Clerk's Office in Deed Book 1714, page 684.

TOGETHER with a non-exclusive easement to drain surface water along a path shaded in blue on the plat entitled "Easement For Surface Drainage Across Richmond Equivest, Inc. Property, From North Line Southern States Cooperative, Inc. Property To South Line of 1-64," dated February 18, 1977, made by LaPrade Brothers, Civil Engineers and Surveyors, Richmond,

Virginia, a copy of which plat was recorded on March 28, 1977 in the aforesaid Clerk's Office in Deed Book 1716, page 1137.

                   PART II - Description of the Ground Lease

                  Ground Lease, dated as of July 15, 1977, between Southern States Cooperative, Incorporated, as lessor, and Gold Bond Stamp Company of Georgia, a New Jersey Corporation, as lessee, covering the above-described Land, a memorandum of which is recorded in the Clerk's office of the Circuit Court of Henrico County, Virginia.

              PART III - Equipment and Fixtures Owned by Lessor:


1.   Miscellaneous plumbing

2.   Kitchen equipment

3.   Exhaust fans

4.   Vinyl wallcovering

5.   Graphics and signage

6.   Sound insulation

7.   Miscellaneous built-in shelving, counters and storage

8.   Drapes

9.   Full height doors

10.  Special lighting

11.  Carpet

12.  Millwork

                       Part IV - Liens and Encumbrances

1.   Real estate taxes and assessments not yet delinquent.

2. Reservations, restrictions and provisions contained in the Deed dated February 15, 1977 from Richmond Equivest, Inc., a Virginia corporation, as grantor, to Southern States Cooperative, Incorporated, a Virginia corporation, as grantee, and recorded February 15, 1977 in the Clerk's Office of the Circuit Court of Henrico County, Virginia, in Deed Book 1714, page 684, as follows:

           (a) The reservation of a non-exclusive sixteen (16) foot permanent and a thirty-six (36) foot initial construction easement over, across and under the Leased Premises for a water line at the location shown on a plat attached to the Deed.

           (b) The reservation of a non-exclusive sixteen (16) foot permanent storm sewer easement over, across and under the Leased Premises at the location shown on a plat attached to the Deed.

           (c) A restrictive covenant by which Grantee agrees that Grantor shall be entitled to review and approve the submission by Grantee of future plans of development with respect to the Leased Premises and Grantee's final plan relative to the exterior appearance of any buildings or additions to buildings proposed for the Leased Premises and the site plan of such improvements, the approval thereof not to be unreasonably withheld. Grantor shall have the right to require deck parking for any substantial expansion of Improvements after initial construction. Grantor shall not disapprove future Plans of Development because an additional building, an addition to an existing building, or deck parking is proposed on the Leased Premises. This covenant runs with the land and shall be effective for fifteen (15) years after the date of the Deed.

          (d) A covenant by the Grantee to join in the dedication of certain roadways off of the Leased Premises, if requested by Grantor, for a period of fifteen (15) years after the date of the Deed.

3. Counterpart Water and Sewer Agreement dated November 22, 1976 and recorded in the aforesaid Clerk's Office between Richmond Equivest, Inc., and County of Henrico, Virginia whereby Richmond agrees to construct and install water distribution system and a sewage disposal system in accordance with plans and specifications approved by County pursuant to the terms and conditions of Water and Sewer Agreements of August 24, 1971 in Deed Book 1480, pages 460 and 469 respectively, which this Agreement incorporates by reference and which systems are to serve a tract of 11.8 acres being developed by Richmond.

4. Restrictive Covenants: By instrument dated September 6, 1968, recorded in Deed Book 1372, page 74, Virginia Shopping Center, Inc. imposed restrictions on the insured real estate. Amended by Agreement dated October 15, 1970, recorded in Deed Book 1446, page 257.

5. Easements affecting the private road known as Brookfield Road between Broad Street and the Leased Premises, as follows:

          (a) Easement granted Virginia Electric and Power Company dated April 10, 1972, recorded in Deed Book 1513, page 32, for underground cables and conduits, with right to clear and right of ingress and egress.

          (b) Easement granted Chesapeake and Potomac Telephone Company dated February 2, 1976, recorded in Deed Book 1669, page 790, for underground cables, etc., 10' wide to serve Richmond Corporation Headquarters building and land adjacent to the south.

          (c) Easement granted Board of Supervisors of Henrico County dated November 4, 1975, recorded in Deed Book 1658, page 853, for construction, operation and maintenance of water and sewer service lines through, over and under property of Richmond Equivest in accordance with two plats recorded therewith.

6. Terms, conditions and covenants contained in an agreement dated February 15, 1977, between Richmond Equivest, Inc., a Virginia corporation, as seller, and Southern States Cooperative, Incorporated, a Virginia corporation, as buyer, including inter alia the following:

          (a) Buyer agrees to pay one-half of the cost of extending the private road known as Brookfield Road to the Leased Premises, and to reimburse Seller on an annual basis for one-half of the cost of maintaining the extended portion.

          (b) Seller has the non-exclusive easement to introduce storm water from a tract of land owned by Seller, containing approximately four (4) acres on the east line of Falmouth Street, into Buyer's storm sewer system to the extent of the excess capacity of that system created by oversizing of the same as requested by Seller.

7. Conditional Exclusive Option to Purchase the Leased Premises in favor of Richmond Equivest, Inc. under agreement dated February 15, 1977.

                                  SCHEDULE B
                                  ----------

                         Terms and Basic Rent Payments
                         -----------------------------

I.       Lease Terms
         -----------

         l. The Interim Term shall commence on August 1, 1977 and end at midnight on the day which immediately precedes the Primary Term Commencement Date, as hereafter defined, unless earlier terminated pursuant to the provisions of this Lease.

         2. The Primary Term shall commence on the Primary Term Commencement Date and shall end at midnight on the earlier of (i) the last day of the month in which the thirtieth (30th) anniversary of the Primary Term Commencement Date occurs or (ii) January l, 2010, unless earlier terminated or extended pursuant to the provisions of this Lease.

         3. The first Extended Term shall commence on the day next following the termination of the Primary Term and shall end at midnight on the date which is the fifth (5th) anniversary thereof, unless earlier terminated pursuant to the provisions of this Lease.

         4. The second Extended Term shall commence on the day next following the termination of the first Extended Term and shall end at midnight on the date which is the fifth (5th) anniversary thereof, unless earlier terminated pursuant to the provisions of this Lease.

II.      Basic Rent
         ----------

         1. Each monthly installment of Basic Rent during the Interim Term is $1.00 and is payable in arrears on August 31, 1977 and thereafter on the last day of the month.

         2. Each monthly installment of Basic Rent during the first Lease Year of the Primary Term is $(1), and is payable in arrears on the last day of the month.

      3. Each monthly installment of Basic Rent after the first (1st), through and including, the fifteenth (15th) Lease Year of the Primary Term is $(2), and is payable in arrears on the last day of the month.

      4. Each monthly installment of Basic Rent after the fifteenth (15th) Lease Year of the Primary Term through the end of the Primary Term, and each Extended Term, if the same are exercised by Lessee pursuant to paragraph 3 of this Lease, is $(3), and is payable in arrears on the last day of the month.

III.  Definitions
      -----------

      1. "Lease Year" shall mean each twelve-month period commencing on the first day of the month preceding the Primary Term Commencement Date and each anniversary thereof, all or any portion of which occurs during the Primary Term or any Extended Term.

      2. "Primary Term Commencement Date" shall mean the date on which the indebtedness secured by the Mortgage is distributed.


----------------------------

(1)   An amount calculated as follows:

      (a) Multiplying the sum of (i) the original principal amount of indebtedness secured by the Mortgage and (ii) the amount paid by Lessor pursuant to Paragraph 4.2 (as limited by Paragraph 4.4) of the Agreement for Lease and Development by .000129.

      (b) Add to the product obtained in clause (a) above the annual Basic Rent payable under the Ground Lease.

      (c)  Divide the sum obtained in clause (b) above by 12.

(2)   An amount calculated as follows:

      (a) Multiply the sum of (i) the original principal amount of indebtedness secured by the Mortgage and (ii) the amount paid by Lessor pursuant to Paragraph 4.2 (as limited by Paragraph 4.4) of the Agreement of Lease and Development by the sum of (x) the debt constant of the indebtedness secured by the Mortgage (that is, 0.0928016724) multiplied by 0.958 and (y) .0015.

       (b) Add to the product obtained in clause (a) above the annual basic Rent payable under the Ground Lease.

       (c) Subtract from the sum obtained in clause (b) above an amount equal to .1224 multiplied by the product of l.085 times one-half of the available Investment Tax Credit.

       (d)   Divide the difference obtained in clause (c) by 12.

(3)     An amount calculated as follows:

             (a) Multiply the sum of (i) the original principal amount of indebtedness secured by the Mortgage and (ii) the amount paid by Lessor pursuant to Paragraph 4.2 (as limited by Paragraph 4.4) of the Agreement of Lease and Development by the sum of (x) the debt constant of the indebtedness secured by tie Mortgage (that is, 0.0928016724) multiplied by 0.958 and (y) .0015.

             (b) Add to the product obtained in clause (a) above the annual Basic Rent payable under the Ground Lease.

             (c)    Divide the sum obtained in clause (b) above by 12.

                                  SCHEDULE C
                                 -----------

                                Purchase Prices
                                ---------------


(1) Interim Term. Upon a purchase of the Premises pursuant to paragraph 11(b) of this Lease during the Interim Term, the purchase price shall be the amount of Project Costs paid by Lessor pursuant to Paragraph 4.2 of the Agreement for Lease and Development.

(2) Primary Term. Upon a purchase of the Premises pursuant to paragraph 11(b) of this Lease during the Primary Term, the purchase price shall be the principal amount of indebtedness secured by the Mortgage as of the Termination Date with accrued and unpaid interest thereon through the Termination Date.








                                   SCHEDULE D
                                  -----------

                                Released Parcels
                                ----------------

 [site plan by Cooper, Carry & Associates, Architects: omitted]

                  IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed and delivered, and caused their corporate seals to be hereunto affixed and attested, all as of the date first above written.

[Corporate Seal]                         GOLD BOND STAMP COMPANY OF GEORGIA
                                                     as Lessor




Attest:                                  By    /s/  H. W. Greenough
                                            ---------------------------------
                                               Pres.

By     /s/ C. C. Krause
   -----------------------------


                                         SOUTHERN STATES COOPERATIVE,
                                           INCORPORATED
                                                     as Lessee


                                         By    /s/ John J. Feland
                                            ---------------------------------
                                               Vice President


[Corporate Seal]


Attest:

By    /s/ E. M. Holdaway
   -----------------------------
      Assistant Secretary

STATE OF MINNESOTA        )
                          )  ss.:
COUNTY OF HENNEPIN        )


         I, Terry Nims, a Notary Public here and for the State and County aforesaid, do certify that H. W. Greenough and C. C. Krause, whose names as President and an Assistant Secretary, respectively, of GOLD BOND STAMP COMPANY OF GEORGIA, a New Jersey Corporation, are signed to the writing above, bearing date as of July 15, 1977, have acknowledged the same before me in my County aforesaid.

         Given unto my hand and official seal this 26 day of July, 1977.

[Notarial Seal]

                                                    /s/ Terry Nims
                                              -----------------------------
                                                    Notary Public

My commission expires:     Apr. 22, 1983
                      ----------------------------


COMMONWEALTH OF VIRGINIA       )
                               )  ss.:
CITY OF RICHMOND               )


         I, Linda S. Morris, a Notary Public here and for the State and City aforesaid, do certify that John J. Feland and E. M. Holdaway, whose names, as Vice President and an Secretary, respectively, of SOUTHERN STATES COOPERATIVE, INCORPORATED, a Virginia Corporation, are signed to the writing above, bearing date as of July 15, 1977, have acknowledged the same before me in my City aforesaid.

         Given unto my hand and official seal this 29th day of July, 1977.

[Notarial Seal]

                                                    /s/ Linda S. Morris
                                              -----------------------------
                                                    Notary Public

My commission expires:  December 17, 1977